UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2020

ARROW ELECTRONICS INC
(Exact Name of Registrant as Specified in Charter)

New York	1-4482	11-1806155
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9201 East Dry Creek Road,	Centennial,	CO	80112
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (303) 824-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of the exchange on which registered
Common Stock, $1 par value	ARW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 8, 2020, the Board of Directors (the “Board”) of Arrow Electronics, Inc. (“Arrow”) approved and adopted amendments to Arrow’s bylaws (“bylaws”) to implement proxy access.

A new Section 1.13 of Article I of the bylaws permits a shareholder, or a group of up to 20 shareholders, who has continuously owned at least 3% of Arrow’s outstanding common stock for at least 3 years to nominate and include in the Arrow’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board. Such nominations are subject to disclosure, eligibility and procedural requirements as set forth in the bylaws, including the requirement that the notice of such nominations must be submitted no earlier than the 150th day and no later than the 120th day prior to the anniversary date of the mailing of the notice for the previous year’s annual meeting.

In connection with Arrow’s adoption of proxy access, the bylaws amendments also included a number of non-substantive and conforming changes to the bylaws.

This description of the amendments to the bylaws is not complete and is qualified in its entirety by reference to the text of the amended and restated bylaws, a copy of which is filed as Exhibit 3.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)    EXHIBITS

3.1    Amended and Restated Bylaws of Arrow Electronics, Inc.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date:	December 11, 2020	By:	/s/ Lily Hughes
		Name:	Lily Hughes
		Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary